Agreement and Plan of Merger

Dated as of March 7, 2000

by and among

INLAND REAL ESTATE CORPORATION

INLAND ADVISORS, INC.

INLAND MANAGEMENT CORPORATION

INLAND REAL ESTATE INVESTMENT CORPORATION

INLAND REAL ESTATE ADVISORY SERVICES, INC.

THE INLAND PROPERTY MANAGEMENT GROUP, INC.

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.

and

THE INLAND GROUP, INC.

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS 2

Section 1.1 Definitions 2

ARTICLE II
THE MERGERS 5

Section 2.1 The Mergers 5

Section 2.2 Effects on Certain Corporate Policies 6

Section 2.3 Conversion of Common Stock of Advisor and Manager 7

Section 2.4 Conversion of Merger Co. I and Merger Co. II Shares 7

Section 2.5 Exchange of Certificates 7

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF REIT 8

Section 3.1 Organization and Qualification 8

Section 3.2 Capitalization 8

Section 3.3 Issuance of Securities 9

Section 3.4 Authority; Non-Contravention; Approvals 9

Section 3.5 Proxy Statement 10

Section 3.6 Disclosure, Financial Statements and Absence of Certain

Changes 10

Section 3.7 Brokers and Finders 11

Section 3.8 Litigation 11

Section 3.9 No Violation of Law 11

Section 3.10 Real Property 11

Section 3.11 Environmental Matters 12

Section 3.12 Insurance 12

Section 3.13 Disclosure 13

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF IREIC AND TIPMG 13

Section 4.1 Organization and Qualification 13

Section 4.2 Capitalization 13

Section 4.3 Authority; Non-Contravention; Approvals 14

Section 4.4 Financial Statements 15

Section 4.5 Absence of Certain Changes or Events 15

Section 4.6 Taxes 16

Section 4.7 Absence of Undisclosed Liabilities 17

Section 4.8 Litigation 17

Section 4.9 No Violation of Law 17

Section 4.10 Insurance 18

Section 4.11 Benefit Plans 18

Section 4.12 Other Compensation Arrangements 19

Section 4.13 Intellectual Property 19

Section 4.14 Labor 20

Section 4.15 Brokers and Finders 20

Section 4.16 Investment Company Act 20

Section 4.17 Conduct of Subsidiaries' Business. 20

Section 4.18 Investment in Securities 20

Section 4.19 Title to Assets; No Real Property 21

Section 4.20 Corporate Documents 21

Section 4.21 Disclosure 22

Section 4.22 Projections 22

Section 4.23 Subsidiary Earnings and Profits 22

ARTICLE V
CONDUCT OF BUSINESSES PENDING THE MERGER CLOSING 22

Section 5.1 Conduct of Businesses of Subsidiaries 22

Section 5.2 Conduct of Business of REIT 24

ARTICLE VI
ADDITIONAL AGREEMENTS 24

Section 6.1 Access to Information 24

Section 6.2 Stockholders' Approval 25

Section 6.3 Expenses 25

Section 6.4 Agreement to Cooperate 25

Section 6.5 Public Statements 26

Section 6.6 Confidentiality 26

Section 6.7 Personnel 27

Section 6.8 Accrued Expenses 28

Section 6.9 Tax Matters 28

Section 6.10 Intercompany Indebtedness 29

Section 6.11 Securities Law Matters 30

Section 6.12 Director and Officer Indemnification 30

Section 6.13 WARN Act 30

Section 6.14 Post-Closing Access 31

Section 6.15 Disclosure Generally 31

Section 6.16 ACKNOWLEDGMENT 31

Section 6.17 401(k) Accounts 31

ARTICLE VII
CONDITIONS 32

Section 7.1 Conditions to Each Party's Obligations 32

Section 7.2 Conditions to Obligations of REIT 33

Section 7.3 Conditions to Obligations of Parents 34

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER 34

Section 8.1 Termination 34

Section 8.2 Effect of Termination 35

Section 8.3 Amendment 35

Section 8.4 Waiver 35

ARTICLE IX
SURVIVAL AND REMEDY; INDEMNIFICATION 36

Section 9.1 Indemnification 36

Section 9.2 Threshold 36

Section 9.3 Notice of Claims; Assumption of Defense 36

Section 9.4 Settlement or Compromise 37

Section 9.5 Limitations 37

ARTICLE X
GENERAL PROVISIONS 38

Section 10.1 Notices 38

Section 10.2 Interpretation 40

Section 10.3 Entire Agreement; Amendments 40

Section 10.4 Miscellaneous 40

Section 10.5 Counterparts 40

Section 10.6 Parties in Interest 40

Section 10.7 Successors and Assigns 40

Section 10.8 Limitation in Liability 40

Section 10.9 No Presumption Against Drafter 40

Section 10.10 Facsimile Signatures 41

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 7th day of March, 2000 by and among Inland Real Estate Corporation, a Maryland real estate investment trust (the "REIT"), Inland Advisors, Inc., an Illinois corporation and wholly-owned subsidiary of the REIT ("Merger Co. I") and Inland Management Corporation, an Illinois corporation and wholly-owned subsidiary of the REIT ("Merger Co. II"); Inland Real Estate Investment Corporation, a Delaware corporation ("IREIC") and Inland Real Estate Advisory Services, Inc., an Illinois corporation and wholly-owned subsidiary of IREIC ("Advisor"); The Inland Property Management Group, Inc., a Delaware corporation ("TIPMG") and Inland Commercial Property Management, Inc., an Illinois corporation and wholly-owned subsidiary of TIPMG ("Manager").

WHEREAS, the REIT is the sole stockholder of each of Merger Co. I and Merger Co. II, IREIC is the sole stockholder of Advisor and TIPMG is the sole stockholder of Manager; and

WHEREAS, REIT desires to acquire all of the stock of Advisor owned by IREIC and all of the stock of Manager owned by TIPMG through its wholly-owned subsidiaries, Merger Co. I and Merger Co. II; and

WHEREAS, REIT and IREIC have agreed to accomplish the acquisition by REIT of all of the stock of Advisor through a reverse triangular merger whereby Merger Co. I will merge with and into Advisor and Advisor will be the surviving corporation; and

WHEREAS, pursuant to such merger, IREIC will receive 2,652,683 shares of $.01 par value common stock of REIT for all of the issued and outstanding shares of no par value common stock of Advisor; and

WHEREAS, REIT and TIPMG have agreed to accomplish the acquisition by REIT of all of the stock of Manager through a reverse triangular merger whereby Merger Co. II will merge with and into Manager and Manager will be the surviving corporation; and

WHEREAS, pursuant to such merger, TIPMG will receive 3,529,135 shares of $.01 par value common stock of REIT for all of the issued and outstanding shares of no par value common stock of Manager; and

WHEREAS, each of the Board of Directors of REIT, IREIC and TIPMG and stockholders of each of the Subsidiaries, as defined herein, have approved this Agreement and the transactions contemplated hereby upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1 DEFINITIONSARTICLE 1 DEFINITIONS

ARTICLE 1.1 Definitions . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

ARTICLE 1.2

ARTICLE 1.3 "Act" shall have the meaning set forth in Section 2.1(a).

ARTICLE 1.4

ARTICLE 1.5 "Advisor Consideration" shall have the meaning set forth in Section 2.3.

ARTICLE 1.6

"Advisor Shares" shall have the meaning set forth in Section 2.5.

"Advisor Surviving Corporation" shall have that meaning set forth in Section 2.1(a).

"Affiliated Group" shall have the meaning set forth in Section 4.6(a).

"Agreement" shall mean this Agreement and Plan of Merger.

"Certificate of Merger" shall have the meaning set forth in Section 2.1(d).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commission" shall mean the Securities and Exchange Commission.

"Commonly Controlled Entity" shall have the meaning set forth in Section 4.11(b).

"Confidential Material" shall have the meaning set forth in Section 6.6(a).

"Consolidated Return Tax Liabilities" shall have the meaning set forth in Section 9.1.

"Effective Time" shall have the meaning set forth in Section 2.1(d).

"Employee Benefit Plan" shall have the meaning set forth in Section 4.11(a).

"Environmental Laws" shall have the meaning set forth in Section 3.11.

"ERISA" shall have the meaning set forth in Section 4.11(a).

"Excess Amount" shall have the meaning set forth in Section 9.5(b).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall have the meaning set forth in Section 9.5(b).

"Indemnified Parties" shall have the meaning set forth in Section 9.1.

"Indemnifying Parties" shall have the meaning set forth in Section 9.1.

"Intellectual Property" shall have the meaning set forth in Section 4.13.

"IRS" shall have the meaning set forth in Section 4.11(a).

"Losses" shall have the meaning set forth in Section 9.1.

"Manager Consideration" shall have the meaning set forth in Section 2.3.

"Manager Shares" shall have the meaning set forth in Section 2.5.

"Manager Surviving Corporation" shall have the meaning set forth in Section 2.1(b).

"Material Adverse Effect" shall have the meaning set forth in Section 3.1.

"Maximum Indemnification Amount" shall have the meaning set forth in Section 9.5(b).

"Merger Co. I Merger" shall have the meaning set forth in Section 2.1(a).

"Merger Co. II Merger" shall have the meaning set forth in Section 2.1(b).

"Merger Closing" shall have the meaning set forth in Section 2.1(c).

"Merger Consideration" shall have the meaning set forth in Section 2.3.

"Mergers" shall have the meaning set forth in Section 2.1(b).

"Parents" shall have the meaning set forth in Article IV.

"Parents' Required Statutory Approvals" shall have the meaning set forth in Section 4.3(c).

"Parents' Stockholders' Approvals" shall have the meaning set forth in Section 6.2.

"Pension Plan" shall have the meaning set forth in Section 4.11(a).

"Potential Contributor" shall have the meaning set forth in Section 9.5.

"Providing Party" shall have the meaning set forth in Section 6.6(a).

"Proxy Statement" shall mean the definitive REIT proxy statement to be filed with the Commission as a proxy statement by REIT.

"Receiving Party" shall have the meaning set forth in Section 6.6(a).

"Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

"Registration Rights Agreement" shall mean the Registration Rights Agreement attached hereto as Exhibit B.

"REIT Advisory Agreement" shall have the meaning set forth in Section 5.1(a).

"REIT Common Shares" shall mean the shares of $.01 par value per share common stock of REIT.

"REIT Financial Statements" shall have the meaning set forth in Section 3.6.

"REIT Property Management Agreements" shall have the meaning set forth in Section 5.1(a).

"REIT Required Statutory Approvals" shall have the meaning set forth in Section 3.4(c).

"REIT SEC Documents" shall have the meaning set forth in Section 3.6.

"REIT Stockholders' Approval" shall have the meaning set forth in Section 6.2.

"REIT Special Committee" shall have the meaning as set forth in Section 7.2(a).

"REIT 10-K" shall have the meaning set forth in Section 3.6.

"Representatives" shall have the meaning set forth in Section 6.6(a).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Subsidiaries" shall have the meaning set forth in Section 4.1.

"Subsidiary Financial Statements" shall have the meaning set forth in Section 4.4.

"Surviving Corporations" shall have the meaning set forth in Section 2.1(b).

"Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

"Tax Inquiry Notice" shall have the meaning set forth in Section 6.9(e).

"Tax Returns" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

"Termination Date" shall have the meaning set forth in Section 8.1(b).

"TIGI" shall mean The Inland Group, Inc.

"Welfare Plan" shall have the meaning set forth in Section 4.11(a).

ARTICLE 1 THE MERGERSARTICLE 1 THE MERGERS

ARTICLE 1.1 The Mergers .

ARTICLE 1.2

(a) The Merger Co. I Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act of 1983 (the "Act"), at the Effective Time, Merger Co. I shall be merged with and into Advisor (the "Merger Co. I Merger"). Following the Effective Time, the separate corporate existence of Merger Co. I shall cease and Advisor shall continue as the surviving corporation (the "Advisor Surviving Corporation"). The Advisor Surviving Corporation shall succeed to and assume all the rights and obligations of Advisor in accordance with the Act. The Advisor Surviving Corporation shall be a "qualified REIT subsidiary" of REIT within the meaning of Section 856(i)(2) of the Code. The Merger Co. I Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

(b)

(c) The Merger Co. II Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Act, at the Effective Time, Merger Co. II shall be merged with and into Manager (the "Merger Co. II Merger" and together with the Merger Co. I Merger, the "Mergers"). Following the Effective Time, the separate corporate existence of Merger Co. II shall cease and Manager shall continue as the surviving corporation (the "Manager Surviving Corporation" and together with the Advisor Surviving Corporation, the "Surviving Corporations"). The Manager Surviving Corporation shall succeed to and assume all the rights and obligations of Manager in accordance with the Act. The Manager Surviving Corporation shall be a "qualified REIT subsidiary" of REIT within the meaning of Section 856(i)(2) of the Code. The Merger Co. II Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

(d)

(e) The Merger Closing. The events set forth in this Article II shall be effected, upon the terms and subject to the conditions of this Agreement, as soon as practicable, but in no event later than ninety (90) days, after this Agreement and the transactions contemplated hereby are approved by the stockholders holding the requisite number of shares of each of REIT, IREIC and TIPMG and the other closing conditions specified in Article VII are satisfied (the "Merger Closing"). It is the intention of the parties that each of the events set forth in this Article II shall occur simultaneously.

(f)

(g) Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Merger Closing and with respect to each Merger, the parties shall file a Certificate of Merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the Act and shall make all other filings or recording required under the Act. Each Merger shall become effective at such time as the respective Certificate of Merger is duly filed with the Secretary of State of Illinois, or as such other time as REIT, IREIC and TIPMG, as applicable, shall agree should be specified in each Certificate of Merger (the time the Mergers become effective being referred to herein as the "Effective Time").

(h)

(i) Effects of the Mergers. Each Merger shall have the effects set forth in the applicable provisions of the Act.

(j)

ARTICLE 1.3 Effects on Certain Corporate Policies .

ARTICLE 1.4

(a) Certificates of Incorporation and Bylaws. The Certificate of Incorporation of Merger Co. I as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Advisor Surviving Corporation until thereafter changed or amended as provided therein by applicable law, and the Certificate of Incorporation of Merger Co. II as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Manager Surviving Corporation until thereafter changed or amended as provided therein by applicable law. The bylaws of Merger Co. I as in effect immediately prior to the Effective Time shall be the bylaws of the Advisor Surviving Corporation until thereafter changed or amended as provided therein by applicable law, and the bylaws of Merger Co. II as in effect immediately prior to the Effective Time shall be the bylaws of the Manager Surviving Corporation until thereafter changed or amended as provided therein by applicable law.

(b)

(c) Directors and Officers. The directors of Merger Co. I immediately prior to the Effective Time shall be the directors of the Advisor Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Co. I immediately prior to the Effective Time shall be the officers of the Advisor Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Co. II immediately prior to the Effective Time shall be the directors of the Manager Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Co. II immediately prior to the Effective Time shall be the officers of Manager Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(d)

ARTICLE 1.5 Conversion of Common Stock of Advisor and Manager . As of the Effective Time, by virtue of the Mergers and without any further action on the part of the holder of any shares of capital stock of Advisor or Manager, all of the issued and outstanding shares of no par value common stock of Advisor shall be converted into 2,652,683 REIT Common Shares (the "Advisor Consideration") and all of the issued and outstanding shares of no par value common stock of Manager shall be converted into 3,529,135 REIT Common Shares (the "Manager Consideration" and together with the Advisor Consideration, the "Merger Consideration"). The REIT Common Shares issued as the Merger Consideration shall be subject to the restrictions and entitled to the registration and other rights set forth in the Registration Rights Agreement and shall bear the legend set forth in Section 6.11 of this Agreement. As of the Effective Time, all shares of common stock of Advisor and Manager shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

ARTICLE 1.6

ARTICLE 1.7 Conversion of Merger Co. I and Merger Co. II Shares . At and as of the Effective Time, by virtue of the Merger Co. I Merger and without any further action on the part of REIT, each share of common stock of Merger Co. I issued and outstanding to REIT immediately prior to the Effective Time shall by virtue of the Merger Co. I Merger be converted into one share of common stock of the Advisor Surviving Corporation. Additionally, at and as of the Effective Time, by virtue of the Merger Co. II Merger and without any further action on the part of REIT, each share of common stock of Merger Co. II issued and outstanding to REIT immediately prior to the Effective Time shall by virtue of the Merger Co. II Merger be converted into one share of common stock of the Manager Surviving Corporation.

ARTICLE 1.8

ARTICLE 1.9 Exchange of Certificates . At the Merger Closing, IREIC shall surrender to REIT the stock certificates representing all of the outstanding common stock of Advisor (the "Advisor Shares"). Upon receipt of the stock certificates, REIT shall cancel such stock certificates and shall issue to IREIC a certificate or certificates representing the REIT Common Shares into which the Advisor Shares previously represented by the surrendered certificates shall have been converted at the Effective Time. Additionally, at the Merger Closing, TIPMG shall surrender to REIT the stock certificates representing all of the outstanding common stock of Manager (the "Manager Shares"). Upon receipt of the stock certificates, REIT shall cancel such stock certificates and shall issue to TIPMG a certificate representing the REIT Common Shares into which the Manager Shares previously represented by the surrendered certificates shall have been converted at the Effective Time.

ARTICLE 1.10

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF REITARTICLE 1 REPRESENTATIONS AND WARRANTIES OF REIT

REIT represents and warrants to IREIC and TIPMG as follows:

ARTICLE 1.1 Organization and Qualification . REIT is duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of Merger Co. I and Merger Co. II is duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of REIT, Merger Co. I and Merger Co. II has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each of REIT, Merger Co. I and Merger Co. II is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of it (collectively, a "Material Adverse Effect"). True, accurate and complete copies of each of the Articles of Incorporation and bylaws of each of REIT, Merger Co. I and Merger Co. II as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to IREIC and TIPMG.

ARTICLE 1.1 Capitalization .

ARTICLE 1.2

(a) The authorized shares of REIT consists of 100,000,000 shares of REIT Common Shares of which, 55,765,413 shares are issued and outstanding as of February 29, 2000, and are validly issued, fully paid and nonassessable and free of preemptive rights. All issued shares of Merger Co. I are validly issued, fully paid and nonassessable and owned by REIT and have been owned by REIT since their issuance. All issued shares of Merger Co. II are validly issued, fully paid and nonassessable and owned by REIT and have been owned by REIT since their issuance.

(a) Except as contemplated by this Agreement or as set forth in Schedule 3.2(b), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that are presently exercisable obligating REIT to issue, deliver or sell, or cause to be issued, delivered or sold, additional REIT Common Shares, or obligating REIT to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the existence of any plan providing for grants of options or warrants to broker dealers, nor to any grant of options or warrants thereunder. There are no voting trusts, proxies or other agreements or understandings to which REIT is a party or by which REIT is bound with respect to the voting of any REIT Common Shares. Except as set forth on Schedule 3.2(b), there are no registration rights held by any individual or entity with respect to any securities of the REIT (whether such securities are currently outstanding or issuable in the future).

(b)

ARTICLE 1.2 Issuance of Securities . The REIT Common Shares issuable to IREIC and to TIPMG hereunder, when issued in accordance with the provisions of this Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable and will be issued free and clear of all liens, encumbrances, claims, security interests and defects.

ARTICLE 1.3

ARTICLE 1.4 Authority; Non-Contravention; Approvals .

ARTICLE 1.5

(a) Each of REIT, Merger Co. I and Merger Co. II has full power and authority to enter into this Agreement and, subject to REIT Stockholders' Approval and REIT's Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by REIT of the transactions contemplated hereby, have been duly authorized by the REIT Board of Directors and no other proceedings on the part of REIT are necessary to authorize the execution and delivery of this Agreement and the consummation by REIT of the transactions contemplated hereby, except for obtaining REIT Stockholders' Approval and REIT Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by each of REIT, Merger Co. I and Merger Co. II and, assuming the due authorization, execution and delivery hereof by IREIC, TIPMG, Advisor and Manager, constitutes a valid and binding agreement of each of REIT, Merger Co. I and Merger Co. II enforceable against each in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles, and (iii) to the extent this Agreement contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

(b)

(c) The execution and delivery of this Agreement by each of REIT, Merger Co. I and Merger Co. II, do not, and the consummation by each of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of REIT, Merger Co. I or Merger Co. II under any of the terms, conditions or provisions of, (i) subject to obtaining REIT's Stockholders' Approval, REIT's Articles of Incorporation or bylaws, and the Articles of Incorporation or bylaws of either Merger Co. I or Merger Co. II, (ii) subject to obtaining REIT Required Statutory Approvals and REIT Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to any of REIT, Merger Co. I or Merger Co. II or any of their respective properties, or (iii) except as set forth on Schedule 3.4(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which any of REIT, Merger Co. I or Merger Co. II is now a party or by which any of REIT, Merger Co. I or Merger Co. II, or any of their respective properties may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a Material Adverse Effect on REIT, Merger Co. I or Merger Co. II.

(d)

(e) Except for (i) the filing of the preliminary proxy statement and the Proxy Statement with the Commission pursuant to the Exchange Act, (ii) any required filings by REIT pursuant to Article II, and (iii) amendments to its Articles of Incorporation in the form set forth as Exhibit A attached hereto (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "REIT Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by any of REIT, Merger Co. I or Merger Co. II or the consummation by any of REIT, Merger Co. I or Merger Co. II of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a Material Adverse Effect on REIT, Merger Co. I or Merger Co. II.

(f)

ARTICLE 1.6 Proxy Statement . With respect to REIT, Merger Co. I and Merger Co. II, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, with respect to REIT, Merger Co. I and Merger Co. II, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE 1.7

ARTICLE 1.8 Disclosure, Financial Statements and Absence of Certain Changes . REIT's Annual Report on Form 10-K for the year ended December 31, 1998 (the "REIT 10-K"), and each other report or document filed after December 31, 1998 by REIT with the Commission under the Exchange Act other than the Proxy Statement, taken together, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected or superceded by another document filed by REIT with the Commission ("REIT SEC Documents"). REIT's audited consolidated financial statements contained in the REIT 10-K (the "REIT Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of REIT as of the dates set forth therein and the results of operations and cash flows for the periods then ended. REIT's unaudited consolidated financial statements contained in the reports or documents filed by REIT with the Commission since the filing of the REIT 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of REIT as of the dates set forth therein and the results of operations and cash flows for the periods set forth therein, except for the absence of footnote disclosure and normal year-end adjustments which are not anticipated to reflect a Material Adverse Effect. Since December 31, 1998, there has not been any change or any event (other than general economic or market conditions) which would reasonably be expected to result in a change, individually or in the aggregate, which would have a Material Adverse Effect.

ARTICLE 1.9

ARTICLE 1.10 Brokers and Finders . Except as set forth on Schedule 3.7, REIT has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 1.11

ARTICLE 1.12 Litigation . Except as set forth on Schedule 3.8, there are no claims, suits, actions or proceedings pending or, to the best of REIT's knowledge, threatened against, relating to or affecting REIT, Merger Co. I or Merger Co. II or any of their assets, before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on REIT, Merger Co. I or Merger Co. II. None of REIT, Merger Co. I or Merger Co. II is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Material Adverse Effect.

ARTICLE 1.13

ARTICLE 1.14 No Violation of Law . None of REIT, Merger Co. I and Merger Co. II is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on REIT, Merger Co. I or Merger Co. II. No investigation or review of any of REIT, Merger Co. I or Merger Co. II by any governmental or regulatory body or authority is pending or, to the best knowledge of REIT, threatened, nor has any governmental or regulatory body or authority indicated to REIT an intention to conduct the same. Each of REIT, Merger Co. I and Merger Co. II has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on REIT, Merger Co. I or Merger Co. II..

ARTICLE 1.15

ARTICLE 1.16 Real Property . Except as set forth in Schedule 3.10, each of REIT, Merger Co. I and Merger Co. II has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except (i) liens for taxes not yet due and payable, and (ii) such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of REIT, all leases pursuant to which REIT, Merger Co. I or Merger Co. II leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of REIT, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect.

ARTICLE 1.17

ARTICLE 1.18 Environmental Matters . Except as set forth in Schedule 3.11 or the REIT SEC Documents, and except in all cases as have not had and could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of REIT, REIT (i) has obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by REIT (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorization, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, has not received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against REIT based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by REIT (or any of its agents) thereunder.

ARTICLE 1.19

ARTICLE 1.20 Insurance . REIT maintains insurance coverage for its assets of the types, and in amounts, typical of similar companies engaged in the business in which REIT is engaged. All such insurance policies are in full force and effect and REIT is not delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which REIT is a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through their respective policy periods ending after the Merger Closing (assuming payment of any applicable premiums arising after the Merger Closing). REIT has not received written notice within the last 12 months from any insurance company or board of fire underwriters of any conditions, defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for insurance covering, any of its assets that have not been cured or repaired to the satisfaction of the party issuing the notice.

ARTICLE 1.21

ARTICLE 1.22 Disclosure . The representations and warranties of REIT contained herein (including information contained in any schedule), taken as a whole, are not false or misleading in any material respect and do not omit to state a fact herein necessary to make the statements herein not misleading in any material respect.

ARTICLE 1.23

ARTICLE 1.24

ARTICLE 2 REPRESENTATIONS AND WARRANTIESOF IREIC AND TIPMGREPRESENTATIONS AND WARRANTIESARTICLE 1 OF IREIC AND TIPMG

IREIC represents and warrants to REIT with respect to itself and Advisor and TIPMG represents and warrants to REIT with respect to itself and Manager (IREIC and TIPMG are collectively referred to herein as "Parents" and individually as "Parent"), as of the date hereof as follows:

ARTICLE 1.1 Organization and Qualification . Parents and each of Advisor and Manager (collectively, "Subsidiaries" and individually, "Subsidiary") are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Subsidiaries are qualified to do business and are in good standing in each jurisdiction in which the properties owned, leased or operated by them or the nature of the business conducted by them make such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on any such Subsidiary. True, accurate and complete copies of each of the articles of incorporation and bylaws of each Parent and the certificate of incorporation and bylaws of each Subsidiary as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to REIT.

ARTICLE 1.1 Capitalization .

ARTICLE 1.2

(a) The authorized stock of Advisor consists solely of 100,000 shares of no par value common stock, of which 1,000 shares of common stock are issued and outstanding. The authorized stock of Manager consists solely of 10,000 shares of no par value common stock, of which 1,000 shares of common stock are issued and outstanding. All of the issued and outstanding shares of common stock of Advisor and Manager are owned by IREIC and TIPMG, respectively, and are validly issued, fully paid and nonassessable. IREIC and TIPMG own good and marketable title to the issued and outstanding shares of common stock of Advisor and Manager, respectively, and in each case, free and clear of all liens, encumbrances, claims, security interests and defects.

(a) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parents, or either of them, or Subsidiaries, or either of them, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of either of the Subsidiaries or obligating Parents or the Subsidiaries to grant, extend or enter into any agreement or commitment with respect to any of the foregoing. There are no voting trusts, proxies or other agreements or understandings to which Parents or Subsidiaries are parties with respect to the voting of any shares of either Subsidiary or Parent. Neither of the Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

(b)

ARTICLE 1.2 Authority; Non-Contravention; Approvals .

ARTICLE 1.3

(a) Each of the Parents and each of the Subsidiaries have the requisite corporate power and authority to enter into this Agreement and, subject to each Parent's Stockholders' Approval and any Parents' Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Parents and Subsidiaries of the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of the Parents and each of the Subsidiaries, and no other corporate proceedings on the part of Parents or Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the consummation by Parents and Subsidiaries of the transactions contemplated hereby, except for each Parent's Stockholders' Approval and the obtaining of any Parents' Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Parents, and, assuming the due authorization, execution and delivery hereof by REIT, constitutes a valid and binding agreement of each Parent enforceable against each Parent in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles, and (iii) to the extent this Agreement contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws. Neither of the Subsidiaries is in violation of its Articles of Incorporation, bylaws or other organizational documents.

(b)

(c) The execution and delivery of this Agreement by each Parent and each Subsidiary, do not, and the consummation by the Parents and the Subsidiaries of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of either of the Subsidiaries under any of the terms, conditions or provisions of (i) subject to obtaining each Parent's Stockholders' Approval, such Parent's Articles of Incorporation or bylaws, (ii) subject to obtaining each Parent's Required Statutory Approvals and each Parent's Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to either Parent or either Subsidiary or any of the assets of either of the Subsidiaries, (iii) the Articles of Incorporation or bylaws of either Subsidiary or (iv) except as set forth on Schedule 4.3(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which either Parent or either Subsidiary is now a party or by which either Parent or either Subsidiary or any of the assets of either of the Subsidiaries may be bound, excluding from the foregoing clauses (ii) and (iv) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a Material Adverse Effect on either of the Subsidiaries.

(d)

(e) Except for (i) any required filings by Parents or Subsidiaries pursuant to Article II of this Agreement, and (ii) any required filings by Parents or Subsidiaries of amendments to their Articles of Incorporation (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "Parents' Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by either of Parents or either of Subsidiaries or the consummation by Parents or Subsidiaries of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a Material Adverse Effect on either of the Subsidiaries.

(f)

ARTICLE 1.4 Financial Statements . The (i) audited financial statements for and as of the fiscal years ended June 30, 1997, 1998 and 1999 for IREIC; (ii) unaudited balance sheets of each Subsidiary at December 31, 1998 and 1999 and Income Statements for each Subsidiary for the years ended December 31, 1997, 1998 and 1999 (including all notes and schedules contained therein or annexed thereto) (the financial statements of the Subsidiaries are collectively hereinafter referred to as the "Subsidiary Financial Statements"); and (iii) the unaudited financial statements of IREIC for and as of the six-month period ended December 31, 1999, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except, in the case of unaudited statements, for the absence of footnote disclosure and normal year-end adjustments) and fairly present the financial position of the Parents and the Subsidiaries as of the dates set forth therein and the results of operations and, with respect to IREIC, the cash flow, for the periods then ended. TIPMG has no prepared financial statements.

ARTICLE 1.5

ARTICLE 1.6 Absence of Certain Changes or Events . With respect to TIPMG, since June 30, 1999, and with respect to IREIC and each Subsidiary, since December 31, 1999, there has not been any change or any event (other than general economic or market conditions) which would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Each of the Subsidiaries has conducted its respective businesses in the ordinary course during the periods covered by the Subsidiary Financial Statements.

ARTICLE 1.1 Taxes .

ARTICLE 1.2

(a) Each Subsidiary has duly and timely filed with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (an "Affiliated Group")) for all periods ending on or prior to the date hereof, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is true and correct in all material respects. All Taxes owed by either Subsidiary have been paid (whether or not shown on a Tax Return). No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of either Parent or either Subsidiary which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined, or (ii) by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined. All Taxes which each Subsidiary is required by law to withhold or collect, including without limitation Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the assets of either Parent or either Subsidiary except for statutory liens for Taxes not yet due.

(a) Except as set forth on Schedule 4.6, none of Parents, Subsidiaries or the Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. Except as set forth on Schedule 4.6, the Tax Returns of each Subsidiary and the Affiliated Group are not being and have not been examined by any taxing authority for any past year or periods. Except as set forth on Schedule 4.6, none of Subsidiaries or the Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the best knowledge of each Parent, threatened against any Subsidiary or Affiliated Group, including claims by any taxing authority in a jurisdiction where Parents and/or Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

(b)

(c) Each Subsidiary has properly accrued in accordance with GAAP on its respective Subsidiary Financial Statements for Taxes due for which such Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of an Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). Each Subsidiary has established on its books and records in accordance with GAAP for reserves that are adequate for the payment of all Taxes not yet due and payable.

(d)

(e) The Affiliated Group of which each Subsidiary is a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which any Subsidiary was a member of the group. All such Tax Returns were true, complete and correct in all material respects and all Taxes owed by the Affiliated Group, whether or not shown on any Tax Return, have been paid or accrued for each taxable period during which any Subsidiary was a member of the group.

(f)

(g) Neither Subsidiary has any liability for the Taxes of any person other than members of its Affiliated Group (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

(h)

(i) Neither Subsidiary has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 28OG of the Code. Each Subsidiary has disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under Section 6662 of the Code.

(j)

ARTICLE 1.2 Absence of Undisclosed Liabilities . Neither Subsidiary had, at December 31, 1999, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary operating expenses and liabilities incurred in the ordinary course of business) (a) except liabilities, obligations or contingencies which are accrued or reserved against in the Subsidiary's Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a Material Adverse Effect on either Subsidiary or (ii) have been discharged or paid in full prior to the date hereof.

ARTICLE 1.3

ARTICLE 1.4 Litigation . Except as set forth on Schedule 4.8, there are no claims, suits, actions or proceedings pending or, to the best of each Parent's knowledge, threatened, against, relating to or affecting either of the Subsidiaries or any of the assets of either of the Subsidiaries before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on either of the Subsidiaries. Neither Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Material Adverse Effect on either of the Subsidiaries.

ARTICLE 1.5

ARTICLE 1.6 No Violation of Law . Neither of the Subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on either of the Subsidiaries. No investigation or review of either of the Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of the Parents, threatened, nor has any governmental or regulatory body or authority indicated to either Parent or either Subsidiary an intention to conduct the same. Each of the Subsidiaries and each of its officers and employees has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on either of the Subsidiaries.

ARTICLE 1.7

ARTICLE 1.8 Insurance . Parents or the Subsidiaries maintain insurance coverage for each Subsidiary and its respective assets of the types, and in amounts, customary for similar companies engaged in the respective businesses in which such Subsidiary is engaged. All such insurance policies are in full force and effect, and the Parents and the Subsidiaries are not delinquent in the payment of any premiums thereon, and no written notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which either of the Subsidiaries is a party or otherwise bound and, to the knowledge of the Parents, are valid, outstanding, collectable, and enforceable policies. The Parents and Subsidiaries have not received written notice within the last 12 months from any insurance company or board of underwriters of any conditions, defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for insurance covering, either of the Subsidiaries or any of the assets of either of the Subsidiaries that have not been cured or repaired to the satisfaction of the party issuing the notice.

ARTICLE 1.9

ARTICLE 1.10 Benefit Plans .

ARTICLE 1.11

(a) Except as set forth in Schedule 4.11, each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by any Subsidiary for the benefit of any present or former employee, officer or director of any Subsidiary (each of the foregoing, an "Employee Benefit Plan") has been administered in all material respects in accordance with its terms. The Employee Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. Schedule 4.11 sets forth a list of all material Employee Benefit Plans (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to REIT). Except as set forth in Schedule 4.11, none of the Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person. To the knowledge of each Subsidiary, no fiduciary of an Employee Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to either Subsidiary. Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to each Employee Benefit Plan pursuant to the terms of the Employee Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

(b)

(c) None of the Pension Plans is subject to Title IV of ERISA and none of the Subsidiaries or any other person or entity that, together with the Subsidiaries, is or was treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, a "Commonly Controlled Entity") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Pension Plan, or to any other employee pension benefit plan that is or was maintained or contributed to by a Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

(d)

(e) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a Commonly Controlled Entity would have liability pursuant to Section 4212(c) of ERISA.

(f)

(g) Each Employee Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time, pursuant to its terms.

(h)

ARTICLE 1.12 Other Compensation Arrangements . Except as disclosed in the Schedule 4.12, and except as provided in this Agreement as of the date of this Agreement, neither Subsidiary is a party to any oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice and involving the payment of more than $100,000 per annum, (ii) agreement with any executive officer or other key employee of a Subsidiary (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement, or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $100,000 per year, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

ARTICLE 1.13

ARTICLE 1.14 Intellectual Property . Schedule 4.13 is a true and complete list of all of the logos, software, self-generated forms and other intellectual property used in the conduct of the businesses of the Subsidiaries ("Intellectual Property") that will be licensed to REIT. All the Intellectual Property listed on Schedule 4.13 is owned by either IREIC or TIGI or their subsidiaries or affiliates. None of the Intellectual Property has been or is the subject of any pending adverse claim, or to the best knowledge of Parents, any threatened litigation or claim of infringement based on the use thereof by either one of the Subsidiaries or a third party. The Parents and the Subsidiaries have not received any notice contesting either Parents' or either Subsidiary's right to use any of the Intellectual Property and, to the knowledge of the Parents, neither of the Subsidiaries has infringed upon or misappropriated any intellectual property rights of third parties. To the best of the knowledge of the Parents and the Subsidiaries, no third party has infringed upon or misappropriated any of the Intellectual Property listed on Schedule 4.13.

ARTICLE 1.15

ARTICLE 1.16 Labor . No Subsidiary is a party to, or bound by, a collective bargaining agreement, contract or other understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of either Parent, threatened against either of the Subsidiaries. To the knowledge of the Parents, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of either Subsidiary.

ARTICLE 1.17

ARTICLE 1.18 Brokers and Finders . Neither Parent has employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 1.19

ARTICLE 1.20 Investment Company Act . Neither Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

ARTICLE 1.21

ARTICLE 1.22 Conduct of Subsidiaries' Business. No part of the respective businesses conducted by the Subsidiaries is conducted through any entity other than the respective Subsidiary.

ARTICLE 1.1 Investment in Securities .

ARTICLE 1.2

(a) Each Parent understands that (i) no Federal or state agency has passed upon the REIT's Common Shares to be issued in connection with the mergers described in Article II or made any finding or determination as to the fairness of the Parents' investment therein or the terms of the offer and the sale thereof pursuant to this Agreement and (ii) each Parent must bear the economic risk of its investment in the REIT Common Shares to be issued in connection with the mergers described in Article II for an indefinite period of time because, except as provided in the Registration Rights Agreement, such shares will not be registered under the Securities Act or any state securities laws, and, therefore, cannot be sold or transferred unless either they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registrations is available.

(a) The REIT Common Shares to be issued in connection with the mergers described in Article II are being acquired for each Parent's own account and not with any view toward the resale or distribution thereof in violation of applicable securities laws, or with any present intention of selling or distributing any such shares in violation of applicable securities laws.

(b)

(c) Each Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the REIT Common Shares to be issued in connection with the mergers described in Article II.

(d)

(e) Each Parent has carefully reviewed all documents that it has requested copies of, has been furnished with all other materials that it considers relevant to an investment in the REIT Common Shares, including REIT SEC Documents, and has had a full opportunity to ask questions of and receive answers from REIT or a person or persons acting on behalf of REIT concerning the terms and conditions of an investment in the REIT Common Shares.

(f)

(g) Each Parent acknowledges that the REIT Common Shares issued hereunder to such Parent have not been registered under the Securities Act, or any applicable state securities laws, and, except as provided in Section 6.11, that neither the Parents nor members of their Affiliated Group may sell, transfer or otherwise dispose of such REIT Common Shares for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Parent further acknowledges that it, and the members of its Affiliated Group, are entitled to only those registration rights set forth in the Registration Rights Agreement.

(h)

ARTICLE 1.2 Title to Assets; No Real Property . Set forth on Schedule 4.19 is a complete list of all of the tangible assets currently owned by each Subsidiary which are materially important in the conduct of its business as it is being currently conducted. The Subsidiaries have good, valid and marketable title to, or a leasehold interest in, (a) all of their properties and assets (tangible and intangible) reflected in the Subsidiary Financial Statements, except as indicated in the notes thereto and except for properties and assets disposed of in the ordinary course of business, and (b) all of the properties and assets purchased by a Subsidiary since the date of such financial statements, except for properties and assets disposed of in the ordinary course of business, in each case subject to no lien, claim, or encumbrance other than (i) liens reflected in such financial statements, (ii) liens for current Taxes, assessments or governmental charges or levies not yet due and delinquent, and (iii) liens that could not reasonably be expected to have any Material Adverse Effect on either Subsidiary where the amount of such taxes has been properly reserved for on the Subsidiary Financial Statements. Neither Subsidiary owns, in whole or in part, or holds as record title holder, or is the holder of any mortgage or deed of trust with respect to, any real property.

ARTICLE 1.3

ARTICLE 1.4 Corporate Documents . Each Parent has furnished (or has caused to be furnished by each Subsidiary) to REIT for its examination: (i) copies of the Parents' and Subsidiaries' certificate or articles of incorporation and bylaws (as applicable); (ii) minute books containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof for each of the Subsidiaries; (iii) all material permits, orders, and consents issued by any regulatory agency with respect to each of the Subsidiaries; and (iv) the stock transfer books of each Subsidiary setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of the Subsidiaries are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

ARTICLE 1.5

ARTICLE 1.6 Disclosure . The representations and warranties of the Parents and the Subsidiaries contained herein (including information contained in any schedule), taken as a whole, are not false or misleading in any material respect and do not omit to state a fact herein necessary to make the statements herein not misleading in any material respect.

ARTICLE 1.7

ARTICLE 1.8 Projections . The projections prepared by Parents and furnished to REIT and attached hereto as Schedule 4.22 have been prepared in good faith and with all available information regarding the current operations of REIT and the Subsidiaries and the operations of REIT as proposed to be conducted and are based upon assumptions which the Parents believe to be reasonable. However, no representation or warranty is made by either of the Parents that the results set forth in such projections or the assumptions underlying such projections will in fact be realized.

ARTICLE 1.9

ARTICLE 1.10 Subsidiary Earnings and Profits . As of the Merger Closing, the aggregate accumulated earnings and profits (as determined under Section 316 of the Code) of the Subsidiaries shall not exceed $1,000,000.

ARTICLE 1.11

ARTICLE 1 CONDUCT OF BUSINESSES PENDING THE MERGER CLOSINGARTICLE 1 CONDUCT OF BUSINESSES PENDING THE MERGER CLOSING

ARTICLE 1.1 Conduct of Businesses of Subsidiaries . After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as REIT shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement or except as may occur in the ordinary course of business Parents shall cause each of their respective Subsidiaries to:

ARTICLE 1.2

(a) conduct the businesses conducted by it in the ordinary and usual course of business and consistent with past practice and, as to the Advisor, the requirements of that certain Advisory Agreement between REIT and it (the "REIT Advisory Agreement"), and as to the Manager, each of the management agreements between REIT and it (collectively, the "REIT Property Management Agreements");

(b)

(c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, capital stock of a Subsidiary of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing;

(d)

(e) not (i) incur or become contingently liable with respect to any additional indebtedness for borrowed money, (ii) knowingly take any action which would jeopardize REIT's status as a real estate investment trust under the Code, (iii) sell or otherwise dispose of any of its assets, or (iv) enter into any contract or violate any existing contract, agreement, commitment or arrangement with respect to any of the foregoing;

(f)

(g) use commercially reasonable efforts to preserve intact its businesses, organization and goodwill, keep available the services of its present officers and employees and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers and others having business relationships with it and REIT and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

(h)

(i) confer with one or more representatives of REIT when requested to report on material operational matters and the general status of ongoing operations of its respective businesses;

(j)

(k) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering its respective insurable assets and businesses in amounts and as to risks substantially as in effect as of the date hereof;

(l)

(m) not declare, set aside or pay any dividends payable in shares of their capital stock or purchase, redeem or otherwise acquire any shares of their capital stock;

(n)

(o) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

(p)

(q) not acquire or agree to acquire any assets that are material, individually or in the aggregate, to either of the Subsidiaries, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

(r)

(s) not adopt or amend in any material respect, unless the written consent of REIT is first obtained, any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any present or former director or employee or, other than increases for individuals in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any present or former director or employee; and not pay any benefit not required by an existing plan, arrangement or agreement, or grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies;

(t)

(u) not take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied;

(v)

(w) not waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other documents, other than as contemplated by this Agreement or in the ordinary course of business consistent with past practice;

(x)

(y) not (i) adopt a plan of complete or partial liquidation; (ii) adopt any amendment to its charter or bylaws; (iii) enter into any contract, agreement or arrangement involving more than $100,000 annually, except for agreements entered into with prior written consent of REIT; (iv) authorize or enter into any agreement relating to property management services to be provided by it to a third party property owner on other than customary terms; (v) modify or change in any material respect any existing material agreements, except in the ordinary course and consistent with past practice; (vi) engage in any conduct the nature of which is materially different than the business in which it is currently engaged; or (vi) enter into any agreement providing for acceleration of payment or performance or other consequences as a result of a change of control of it; and

(z)

(aa) not authorize any of, or commit or agree to take any of, the foregoing actions set forth in subsections (b), (c), and (g) through (m).

(bb)

ARTICLE 1.3 Conduct of Business of REIT . After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as the Parents shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement, REIT shall:

ARTICLE 1.4

(a) conduct the businesses conducted by it in the ordinary and usual course of business and consistent with past practice;

(b)

(c) not take any action which would jeopardize its status as a real estate investment trust under the Code; and

(d)

(e) operate in compliance with the terms and conditions of the REIT Advisory Agreement and the REIT Property Management Agreements.

(f)

ARTICLE 1 ADDITIONAL AGREEMENTSARTICLE 1 ADDITIONAL AGREEMENTS

ARTICLE 1.1 Access to Information . Each of the parties shall afford to the other party hereto and such other party's accountants, counsel, financial advisors and other representatives full access, during normal business hours throughout the period prior to the Merger Closing or earlier termination of this Agreement, to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of such party and, in the case of the Parents, of the Subsidiaries, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the Commission in connection with the transactions contemplated by this Agreement, and (b) such other information concerning their respective businesses, properties and personnel which are the subject of this Agreement as shall be reasonably requested; provided that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties hereto to consummate the transactions contemplated hereby or thereby. Each party hereto shall promptly advise each other party in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on such party.

ARTICLE 1.1 Stockholders' Approval . Each of REIT and Parents shall promptly take such action as may be required by its Articles of Incorporation, bylaws and applicable law and promptly seek, and use its best efforts to obtain, the requisite stockholder approval of this Agreement and the transactions contemplated hereby, including amendments to REIT's Articles of Incorporation necessary to consummate the transactions contemplated hereby and any amendments to each Parent's Articles of Incorporation necessary to consummate the transactions contemplated hereby (as appropriate, the "REIT Stockholders' Approval" and "Parents' Stockholders' Approvals"). The REIT Board of Directors and the Board of Directors of each Parent shall recommend to their respective stockholders the approval of this Agreement and of the transactions contemplated by this Agreement; provided, however, that prior to the respective meetings of stockholders of REIT and Parents, the REIT Board of Directors or the Board of Directors of each Parent, as the case may be, may withdraw, modify or amend such recommendation to the extent that the REIT Board of Directors or the REIT Special Committee or the Parent's Board of Directors, as the case may be, deems it necessary to do so in the exercise of its fiduciary obligations to REIT or the Parents, as the case may be, in the case of the REIT Special Committee, after being so advised by counsel to REIT's Special Committee, Holleb & Coff, or such other nationally recognized counsel not having an interest in the transactions contemplated by this Agreement.

ARTICLE 1.2

ARTICLE 1.3 Expenses . All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; provided, however, that all reasonable costs and expenses of the REIT Special Committee (including reasonable fees and expenses of counsel and its financial advisors), and all fees and expenses in connection with filing, printing and distributing the Proxy Statement shall be paid by REIT.

ARTICLE 1.4

ARTICLE 1.5 Agreement to Cooperate . Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use its respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to identify and obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions (including, but not limited to, REIT Required Statutory Approvals, Parents' Required Statutory Approvals and any filings under federal and state securities laws) and to lift any injunction or other legal bar to the transactions contemplated hereby and thereby (and, in such case, to proceed with such transactions as expeditiously as possible).

ARTICLE 1.6

ARTICLE 1.7 Public Statements . The parties hereto shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other party, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule or regulation.

ARTICLE 1.8

ARTICLE 1.9 Confidentiality .

ARTICLE 1.10

(a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to the other party hereto (the "Receiving Party") or the Receiving Party's directors, officers, partners, Affiliates (as defined in Rule 12b-2 under the Exchange Act), employees, agents or representatives (collectively, "Representatives"), by the Providing Party or its Representatives and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation, or (iii) is contained in the REIT SEC Documents.

(b)

(c) Subject to paragraph (c) below or except as required by applicable laws, regulations or legal process, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement and the transactions contemplated hereby or evaluating, negotiating or advising with respect to such matters. Moreover, the Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transactions and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 6.6. In any event, the Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

(d)

(e) In the event that the Receiving Party, its Representatives or anyone to whom the Receiving Party or its Representatives supply the Confidential Material are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, the Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legal available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

(f)

(g) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prohibited by applicable laws, regulations or legal process, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, the Receiving Party and one Representative designated by the Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material to be used only in connection with litigation arising from the transactions contemplated by this Agreement.

(h)

ARTICLE 1.11 Personnel .

ARTICLE 1.12

(a) Parents' Liability for Employee Obligations. Subject to the limitations set forth in Article IX hereof, each Parent shall indemnify and hold harmless REIT for any and all obligations, debts or liabilities relating to or arising from any employee's employment with Parent and its Subsidiary, which obligation, debt or liability occurred prior to the Merger Closing date. Each Parent shall honor or cause its respective insurance carriers to honor all claims for benefits by the employees under each Employee Benefit Plan with respect to claims incurred by the employees or their covered dependents before the Merger Closing date.

(a) REIT shall establish or cause to be established employee benefit plans for the respective employees who become employees of REIT or any subsidiary thereof after the Merger Closing that are substantially similar to the Employee Benefit Plans, which plans shall recognize service of the employees with REIT, Parents and Subsidiaries and their affiliates to the same extent such service has been recognized under the Employee Benefit Plans. The medical plans established by REIT shall recognize any deductibles and co-payments employees have made under the Parents' and Subsidiaries' medical plans in the current plan year.

(b)

(c) REIT shall not incur any liability with respect to an Employee Benefit Plan of either Parents.

(d)

(e) Schedule 6.7(d) sets forth those individuals, who, at the Merger Closing date, shall become employees of REIT. TIGI (including any entity affiliated with TIGI), shall not hire or solicit to hire any individual listed on Schedule 6.7(d), for a period of three years from the Merger Closing date, without the prior approval by the independent members of REIT's board of directors or until a party (or group of parties acting in concert), unrelated to REIT, either Parent or TIGI, acquires twenty five percent (25%) or more of the outstanding voting equity securities of REIT or purchases substantially all of the assets of REIT and such individual's employment with REIT is terminated by REIT or its successor.

(f)

ARTICLE 1.2 Accrued Expenses . Immediately prior to the Merger Closing, each Subsidiary shall have sufficient cash necessary to pay off any and all expenses which were accrued but not paid prior to the Merger Closing.

ARTICLE 1.1 Tax Matters .

ARTICLE 1.2

(a) The parties agree that they will report, and will cause the Subsidiaries and the Surviving Corporations in the mergers pursuant to Article II to report, the Merger on all Tax Returns and other filings as tax-free reorganizations under Section 368(a) of the Code. REIT will not, and will not allow the Surviving Corporations to, take any action inconsistent with the Mergers being treated as tax-free reorganizations under Section 368(a) of the Code.

(a) Any Tax sharing agreement between Parents and their respective Subsidiary will apply up to the Merger Closing and then will be terminated and will have no further effect for any taxable year thereafter.

(b)

(c) Each Parent will include the income of its Subsidiary (including any deferred income triggered into income by Section 1.1502-13 of the Treasury Regulations and any excess loss accounts taken into income under Section 1.1502-19 of the Treasury Regulations) on its Tax Returns for all periods through the Merger Closing and pay any Taxes attributable to such income. Each Subsidiary will furnish Tax information to its Parent for inclusion in such Parent's consolidated Tax Returns for the period which includes the date of the Merger Closing in accordance with each Subsidiary's past custom and practice. Each Parent will allow REIT a reasonable opportunity to review and comment upon such Tax Returns (including any amended returns) prior to their being filed to the extent that they relate to any Subsidiary. Without the consent of REIT, the Parents will take no position on such returns that relate to any Subsidiary that would be inconsistent with prior positions taken by its Parent. The income of each Subsidiary will be apportioned to the period up to and including the Merger Closing date and the period after the Merger Closing date by closing the books of each Subsidiary as of the end of the Merger Closing date.

(d)

(e) Parents and REIT will cooperate fully with each other in connection with (i) the preparation and filing of any Federal, state or local tax returns that include the business and operations of the Subsidiaries for any period prior to and including the date of the Merger Closing, and (ii) any audit examination by any government taxing authority of the returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of the Subsidiaries necessary or helpful for the defense against assertions of any taxing authority as to any tax returns which include operations of the Subsidiaries for any period prior to and including the date of the Merger Closing, at the Parents' sole cost and expense.

(f)

(g) In a case in which REIT or its subsidiaries receives any inquiry, whether oral or written, from any taxing authority relating to any matter which could result in the indemnification of REIT by a Parent under Section 9.1, REIT will promptly give the subject Parent written notice (the "Tax Inquiry Notice") of such inquiry. If such Tax Inquiry Notice is not given to the subject Parent within 30 days after the receipt by REIT or its subsidiaries of such an inquiry and REIT's failure to give such Tax Inquiry Notice adversely affects the ability of the subject Parent to contest any claim made by such taxing authority, the subject Parent shall not be liable to REIT under Section 9.1 for such claim.

(h)

(i) REIT will not settle or otherwise compromise any tax claim or tax issue subject to indemnification under Section 9.1 without the indemnifying Parent's prior written consent, which such Parent shall not unreasonably withhold. Nothing contained herein shall require REIT to contest a claim if REIT shall waive the payment by the subject Parent of any amount that might otherwise be payable by the subject Parent pursuant to Section 9.1 hereof in respect of such claim.

(j)

(k) None of REIT, TIPMG or IREIC will take any action that would jeopardize the mergers from qualifying as a tax-free reorganization under Section 368 of the Code.

(l)

(m) REIT shall file with its 2000 federal income tax return an irrevocable election under Section 1.337(d)-5T(b) of the Treasury Regulations subjecting REIT to the rules of Section 1374 of the Code.

(n)

(o) REIT shall take appropriate steps so that its distributions in 2000 made after the Effective Time shall be made in order to comply with Section 857(a)(2)(b) of the Code through the application of Section 857(d)(3) of the Code, to the extent of the accumulated earnings and profits (as determined under Section 316 of the Code) of the Subsidiaries at the Merger Closing.

(p)

ARTICLE 1.2 Intercompany Indebtedness . As of the Merger Closing, no intercompany indebtedness shall exist between either Subsidiary and any member of TIGI's Affiliated Group.

ARTICLE 1.3

ARTICLE 1.4 Securities Law Matters .

ARTICLE 1.5

(a) Each certificate representing the REIT Common Shares shall bear the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

REIT may, unless a registration statement is in effect covering the REIT Common Shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal security laws. Notwithstanding the foregoing, REIT acknowledges that the REIT Common Shares issued as Merger Consideration may be freely transferred by and among members of the Parents' Affiliated Group without delivery of an opinion of counsel and that no stop transfer will be imposed with respect to any such transfer.

(a) REIT shall execute and deliver to each Subsidiary a registration rights agreement concerning the REIT Common Shares substantially in the form attached as Exhibit B hereto.

(b)

ARTICLE 1.2 Director and Officer Indemnification . From and after the Effective Time, REIT shall cause the Surviving Corporations to provide in their Articles of Incorporation and By-Laws provisions relating to the exculpation and indemnification of officers and directors of Advisor and Manager to the same extent that such provisions were contained in the Articles of Incorporation and By-Laws of Advisor and Manager prior to the Effective Time. From and after the Effective Time, for seven (7) years after the Effective Time, REIT shall, and shall cause the Surviving Corporations to, indemnify, defend and hold harmless (and advance expenses to) all past and present officers, directors and employees of Advisor and Manager to the same extent that individuals acting in similar capacities would be indemnified by Advisor and Manager prior to the Merger Closing. In the event of any dispute regarding whether a director, officer or employee has met specified standards of conduct, such question shall be conclusively determined by the written opinion of reputable disinterested legal counsel selected by REIT's Board of Directors and acceptable to the director, officer or employee involved in the dispute. The heirs and legal representative of such directors, officers and employees are entitled to the benefits of such indemnification and shall be deemed express third party beneficiaries of this Section.

ARTICLE 1.3

ARTICLE 1.4 WARN Act . REIT shall not, at any time prior to the 90th day after the Merger Closing date, without complying fully with the notice and other requirements of the Worker Adjustment and Retraining Notification Act ("WARN Act"), effectuate (a) a "plant closing" as defined in the WARN Act affecting any site of employment or one or more facilities or operating units within any site of employment of Advisor or Manager; or (b) a "mass layoff" as defined in the WARN Act affecting any site of employment of Advisor or Manager; or (c) any similar action under applicable state law requiring notice to employees in the event of a plant closing or layoff.

ARTICLE 1.5

ARTICLE 1.6 Post-Closing Access . In connection with any audit or similar proceeding involving either Parent or any of their affiliates or other investigation of either Parent, any of its affiliates, Advisor or Manager for any matter relating to any period prior to the Effective Time, REIT shall, upon request, permit each Parent and its representatives to have access to the books and records of Advisor and Manager. REIT shall not dispose of such books and records during the ten-year period beginning with the Effective Time or any longer period as mandated by applicable laws without Parents' consent, which shall not be unreasonably withheld. Following the expiration of such ten-year period, REIT may dispose of such books and records at any time upon giving sixty (60) days prior written notice to Parents, unless either Parent agrees to take possession of such books and records within sixty (60) days at no expense to REIT.

ARTICLE 1.7

ARTICLE 1.8 Disclosure Generally . If and to the extent any information required to be furnished in the schedules to this Agreement in order to avoid a breach of, or inaccuracy with respect to, a representation or warranty or satisfy a condition contained in this Agreement is contained in this Agreement or in the schedule, to the extent a reasonable person would deem the disclosure in the schedule to be evident, such information shall be deemed to be included in each schedule in which the information is required to be included in order to avoid a breach of, or inaccuracy with respect to, a representation or warranty or satisfy a condition contained in this Agreement.

ARTICLE 1.9

ARTICLE 1.10 ACKNOWLEDGMENT . EACH PARENT HAS CONDUCTED WITH RESPECT TO REIT AND REIT HAS CONDUCTED WITH RESPECT TO THE SUBSIDIARIES, TO ITS SATISFACTION AN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, PROPERTIES, ASSETS, LIABILITIES AND PROJECTED OPERATIONS OF SUCH PARTY. IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EACH PARENT AND REIT RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION. THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY CONSTITUTE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, PROPERTIES ASSETS OR LIABILITIES OF REIT, ADVISOR OR MANAGER) ARE SPECIFICALLY DISCLAIMED.

ARTICLE 1.11

ARTICLE 1.12 401(k) Accounts . Following the Merger Closing date, the parties shall cooperate to cause any accounts maintained pursuant to a "401(k)" or similar type plan by the Parents or the Subsidiaries on behalf of those individuals listed on Schedule 6.7(d), to be rolled over into a 401(k) or similar type plan maintained by REIT.

ARTICLE 1.13

ARTICLE 1 CONDITIONSARTICLE 1 CONDITIONS

ARTICLE 1.1 Conditions to Each Party's Obligations . The respective obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Merger Closing of the following conditions:

(a) REIT and each Parent shall have performed in all material respects its agreements and covenants contained in this Agreement required to be performed on or prior to the Merger Closing, and the representations and warranties of each such other party shall be true and correct in all material respects on and as of (i) the date made and (ii) the Merger Closing date with the same effect as if made on that date; and each party shall have received a certificate of an executive officer of each such party to that effect;

(b)

(c) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of a majority of the REIT Common Shares, excluding any REIT Common Shares held by either the Advisor or the Manager, and each Parent's Stockholders' Approval shall have been obtained.

(d)

(e) REIT and each Parent shall have received a favorable opinion of Shefsky & Froelich Ltd. (in form reasonably acceptable to counsel for the Subsidiaries) to the effect that the mergers described in Article II will each qualify as a reorganization within the meaning of Section 368 of the Code and that each of REIT, Subsidiaries, Merger Co. I, Merger Co. II, the Advisor Surviving Corporation and the Manager Surviving Corporation, will be a party to the reorganization within the meaning of Section 368(b) of the Code;

(f)

(g) REIT, REIT Special Committee and Parents shall have received an opinion from Shefsky & Froelich Ltd. (in form reasonably acceptable to counsel for the Subsidiaries) that the performance of this Agreement will not jeopardize the status of REIT as a "real estate investment trust" under the Code.

(h)

(i) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted);

(j)

(k) All governmental consents, orders and approvals listed on Schedule 7.1(f) shall have been obtained and be in effect at the Merger Closing; and

(l)

(m) All agreements set forth on Schedule 7.1(g) shall have been terminated effective as of the Merger Closing;

(n)

(o) The representations and warranties of the parties contained in this Agreement shall be true and correct at and as of the Merger Closing date with the same force and effect as though made at and as of that time. The Parents and the Subsidiaries shall have delivered to REIT and REIT shall have delivered to the Parents, a certificate, dated as of the Merger Closing, duly signed, stating that such representations and warranties are true and correct and that all such obligations have been performed and complied with; and

(p)

(q) TIGI and REIT shall have executed (i) a lease agreement, on such terms and conditions as set forth on Exhibit C attached hereto, with respect to REIT's use of office space; (ii) a license agreement, on such terms and conditions as set forth on Exhibit D attached hereto, with respect to REIT's continued use of the "Inland Real Estate Corporation" trade name and REIT's use of the Intellectual Property; and (iii) a service agreement, in the form set forth as Exhibit E attached hereto, with respect to REIT's use of certain employees of TIGI to perform certain administrative functions on behalf of REIT.

(r)

ARTICLE 1.2 Conditions to Obligations of REIT . Unless waived by REIT, the obligation of REIT to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Merger Closing of the following additional conditions:

ARTICLE 1.3

(a) The Special Committee of the REIT Board (the "REIT Special Committee") shall have received from First Union, or another investment banking firm reasonably satisfactory to the REIT Special Committee, a written opinion to the effect that, as of the date of this Agreement and the date of the Proxy Statement, the aggregate consideration to be paid and received by REIT pursuant to this Agreement and the Agreement and Plan of Merger is fair to REIT and its stockholders from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified;

(b)

(c) REIT shall have received a "comfort letter" from the independent public accountants of each Parent, dated as of the date of the Proxy Statement, with respect to financial information of each Subsidiary included or incorporated by reference in the Proxy Statement in form and substance reasonably satisfactory to REIT and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

(d)

(e) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement shall have any terms which in the reasonable judgment of REIT, when taken together with the terms of all such consents, orders or approvals, would materially impair the value to REIT of the transactions contemplated by this Agreement, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to REIT of the transactions contemplated by this Agreement;

(f)

(g) REIT shall have been provided all consents listed on Schedule 7.2(d);

(h)

(i) TIGI and REIT shall have executed (i) a lease agreement, on such terms and conditions as set forth on Exhibit C attached hereto, with respect to REIT's use of office space; (ii) a license agreement, on such terms and conditions as set forth on Exhibit D attached hereto, with respect to REIT's continued use of the "Inland Real Estate Corporation" trade name and REIT's use of the Intellectual Property; and(iii) a service agreement, in the form set forth as Exhibit E attached hereto, with respect to REIT's use of certain employees of TIGI to perform certain administrative functions on behalf of REIT; and

(j)

(k) REIT shall have entered into a definitive employment agreement with those individuals listed on Schedule 7.2(f) and on such terms and conditions as set forth on Exhibit F attached hereto.

(l)

ARTICLE 1.4 Conditions to Obligations of Parents . Unless waived by both Parents, the obligation of the Parents to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Merger Closing of the additional following conditions:

ARTICLE 1.5

(a) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement shall have any terms which in the reasonable judgment of each Parent, when taken together with the terms of all such consents, orders or approvals, would materially impair the value to each Parent of the transactions contemplated by this Agreement (including, without limitation, the value of the REIT Common Shares to be received by the Parents pursuant to Article II), and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to each of the Parents and their stockholders of the transactions contemplated by this Agreement (including, without limitation, the value of the REIT Common Shares to be received by the Parents pursuant to Article II).

(b)

(c)

ARTICLE 2 TERMINATION, AMENDMENT AND WAIVERARTICLE 1 TERMINATION, AMENDMENT AND WAIVER

ARTICLE 1.1 Termination . This Agreement may be terminated at any time prior to the Merger Closing, whether before or after approval by the stockholders of REIT and each of the Parents:

(a) by mutual consent of all of the parties hereto;

(b)

(c) unilaterally by any of the parties hereto, so long as such party has not breached any of its obligations hereunder (except for such breaches as are immaterial), if the transactions contemplated hereby shall not have been consummated on or before September 15, 2000 (the "Termination Date");

(d)

(e) unilaterally by either REIT or both Parents (i) if either REIT or both Parents (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure, in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure to the other parties or (B) fails to fulfill or complete a condition to the obligations of the terminating party (which condition is not waived) by reason of a breach by the non-terminating party or parties of its obligations hereunder, or (ii) if any condition to the obligations of the terminating party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

(f)

(g) unilaterally by both Parents if REIT, through the REIT Board of Directors or REIT Special Committee, either fails to recommend to REIT's stockholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation; and

(h)

(i) unilaterally by REIT if either Parent, through its Board of Directors, either fails to recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation.

(j)

ARTICLE 1.2 Effect of Termination . In the event of termination of this Agreement, as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no further obligation on the part of any party hereto or their respective officers or directors (except as set forth in this Section 8.2 and in Sections 6.3 and 6.6 and Article IX, which shall survive such termination). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

ARTICLE 1.3

ARTICLE 1.4 Amendment . This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law; provided, however, this Agreement may not be amended in any material respect following the approval of the REIT stockholders, except with the consent of a majority of such stockholders.

ARTICLE 1.5

ARTICLE 1.6 Waiver . At any time prior to the Merger Closing, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein except the requisite approvals of the stockholders of the parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 1.7

ARTICLE 1 SURVIVAL AND REMEDY; INDEMNIFICATIONARTICLE 1 SURVIVAL AND REMEDY; INDEMNIFICATION

ARTICLE 1.1 Indemnification . REIT agrees to indemnify the Parents, and each Parent agrees to indemnify REIT (the party providing such indemnification shall be hereinafter referred to as an "Indemnifying Party" while the party being indemnified shall be hereinafter referred to as an "Indemnified Party" or the "Indemnified Parties") against, and agrees to hold it and them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") incurred or suffered by an Indemnified Party arising out of or in connection with any breach of, or inaccuracy in, (i) to the extent a Parent is the Indemnifying Party, any of the representations and warranties, covenants or agreements of such Parent under this Agreement and (ii) to the extent REIT is the Indemnifying Party, the representations, warranties, covenants and agreements of REIT set forth in this Agreement. In addition, each Parent agrees to indemnify REIT, the other Parent and each of REIT's affiliates (other than the subject Parent, but including, after the Merger Closing, the Surviving Corporations in the merger pursuant to Article II) (REIT and such included affiliates being included within the terms "Indemnified Party" and "Indemnified Parties" as used in the other sections of this Article IX) against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by it or them arising out of or in connection with any income tax liabilities arising pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision ("Consolidated Return Tax Liabilities").

ARTICLE 1.1 Threshold . An Indemnified Party shall not be entitled to indemnification under this Article IX until the aggregate of all Losses with respect to which such Indemnified Party would otherwise be entitled to indemnification under this Article IX exceeds $350,000, in which event the Indemnified Party shall be entitled to such Losses including such $350,000.

ARTICLE 1.2

ARTICLE 1.3 Notice of Claims; Assumption of Defense . The Indemnified Party shall give prompt notice to the Indemnifying Party, in accordance with the terms of Section 10.1 and in the case of a tax inquiry in compliance with the terms of Section 6.9(e), of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request. The Indemnifying Party may, at its own expense, (a) participate in and (b) upon notice to the Indemnified Party, assume the defense thereof; provided that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party and (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon its reasonable request from time to time with respect to such claim, suit, action or proceeding; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if the Indemnified Party reasonably believes that representation of it by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

ARTICLE 1.4

ARTICLE 1.5 Settlement or Compromise . Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any claim, suit, action or proceeding of the kind referred to in Section 9.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any such claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

ARTICLE 1.6

ARTICLE 1.7 Limitations .

ARTICLE 1.8

(a) The indemnification provided by this Article IX shall be a continuing right to indemnification and shall survive the closing of the transactions contemplated hereby and the expiration or termination of this Agreement (i) for a period of eighteen months following the Merger Closing with respect to any indemnification other than for Consolidated Return Tax Liabilities and (ii) until the expiration of the statute of limitations (as it may be extended) with respect to each tax year or period pertinent to Consolidated Return Tax Liabilities; and the Indemnified Party shall be entitled to bring an action thereon only if the Indemnified Party has given the Indemnifying Party written notice within such eighteen month period or statute-of-limitations period, as the case may be. TIPMG is only liable for representations, warranties, covenants and agreements that it has made or agreed to on behalf of itself and the Manager. Additionally, IREIC is only liable for representations, warranties, covenants and agreements that it has made or agreed to on behalf of itself and the Advisor.

(b)

(c) Either Parent may, at its election, pay its indemnification obligations in cash, in REIT Common Shares or in a combination thereof. Except as provided in Section 9.5(c), the aggregate indemnification obligations of the Parents hereunder (other than for Losses which are Consolidated Return Tax Liabilities) (the "Maximum Indemnification Amount") shall not exceed the lesser of (i) $68 million, or (ii) the sum of (X) the "Fair Market Value" (as defined herein) of the REIT Common Shares issued hereunder and (Y) 50% of the difference between the indemnification obligation and the Fair Market Value of the REIT Common Shares issued hereunder (the "Excess Amount"); provided, however, that for the purposes of determining the Maximum Indemnification Amount under this Section 9.5(b), the Excess Amount shall be limited to $34 million. For purposes of this Article IX, the "Fair Market Value" of a REIT Common Share shall be, at the time of the payment of the indemnification obligation, the per share average closing price of the REIT Common Shares for the five business days immediately prior to the payment of the indemnification obligation, or if, the REIT Common Shares are not then listed on a national securities exchange or included for quotation on the Nasdaq National Market, the amount determined by an independent appraiser reasonably acceptable to REIT and the Indemnifying Party.

(d)

(e) If, at the time a Parent pays its indemnifying obligations, the Fair Market Value of a REIT Common Share exceeds $11, the Maximum Indemnification Amount shall be the Fair Market Value of all of the REIT Common Shares being issued hereunder.

(f)

(g) TIGI shall be liable for and shall guaranty the indemnification obligations of TIPMG and shall execute this Agreement in such capacity. Losses shall only be comprised of direct out-of-pocket costs and expenses incurred by the Indemnified Parties and Losses shall in no event include any special, consequential, exemplary, speculative or punitive damages or any other damages postulating or including a measure or calculation of lost profits or advantages or a similar method or theory, regardless of whether a claim for such damages is based on warranty, contract, tort, breach of duty or other cause of action.

(h)

(i) Parents shall have no obligation to indemnify REIT for any Losses caused by a breach of the representation and warranty made in Section 4.23 of this Agreement to the extent that REIT uses funds that it would have otherwise used to make a distribution to its stockholders in accordance with past practices, for any purpose other than making such distribution.

(j)

(k) The indemnification provisions of this Agreement shall be the sole and exclusive remedy of the Indemnified Parties for breach of any representation, warranty, covenant, undertaking or other agreement contained in this Agreement; it being agreed that, except for the indemnification provided in this Agreement, no party or its officers, directors and agents shall have any recourse (whether in law or in equity) against any party hereto with respect to any Losses or other claims relating to the transaction contemplated by this Agreement. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third Person (a "Potential Contributor") based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

(l)

ARTICLE 2 GENERAL PROVISIONSARTICLE 1 GENERAL PROVISIONS

ARTICLE 1.1 Notices . All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) three business days after deposit in the mail, when sent first class or certified U.S. mail, postage prepaid; (iii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (iv) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

(a) If to REIT, to:

(b)

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert D. Parks

Fax: (630) 218-4900

with copies to:

Shefsky & Froelich Ltd.

444 N. Michigan Avenue, #2500

Chicago, Illinois 60611

Attention: Michael J. Choate

Fax: (312) 527-5921

and:

Holleb & Coff

55 East Monroe, Suite 4000

Chicago, Illinois 60603

Attention: Don S. Hershman

Fax: (312) 807-3900

If to TIGI, IREIC or TIPMG:

c/o The Inland Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert H. Baum

Fax: (630) 218-4900

with copies to:

Katten Muchin Zavis

525 West Monroe Street

Suite 1600

Chicago, Illinois 60661

Attention: Arnold Harrison

Fax: (312) 902-1061

ARTICLE 1.1 Interpretation . The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 1.2

ARTICLE 1.3 Entire Agreement; Amendments . This Agreement and the Exhibits and schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

ARTICLE 1.4

ARTICLE 1.5 Miscellaneous . This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois (without giving effect to the provisions thereof relating to conflicts of law).

ARTICLE 1.6

ARTICLE 1.7 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

ARTICLE 1.8

ARTICLE 1.9 Parties in Interest . This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

ARTICLE 1.10

ARTICLE 1.11 Successors and Assigns . Any party to this Agreement can assign its rights hereunder without the prior written consent of the other parties. The obligations of Parents, TIGI and the Subsidiaries under this Agreement shall not be assignable without the prior written consent of REIT. The obligations of REIT under this Agreement shall not be assignable without the prior written consent of either of the Parents.

ARTICLE 1.12

ARTICLE 1.13 Limitation in Liability . Any obligation or liability whatsoever of REIT, either Parent or TIGI which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of such entity's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of such entity's stockholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

ARTICLE 1.14

ARTICLE 1.15 No Presumption Against Drafter . Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 1.16

ARTICLE 1.17 Facsimile Signatures . Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered, a facsimile signature shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original. Each party hereto undertakes to deliver to each of the other parties' hereto original copies of any facsimile signature by overnight courier to the addressed set forth in Section 10.1 above.

ARTICLE 1.18

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

INLAND REAL ESTATE CORPORATION

By: /s/ Robert D. Parks

Its: President

INLAND ADVISORS, INC.

By: /s/ Norbert Treonis

Its: President

INLAND MANAGEMENT CORPORATION

By: /s/ Norbert Treonis

Its: President

INLAND REAL ESTATE INVESTMENT

CORPORATION

By: /s/ Brenda Gail Gujral

Its: President

INLAND REAL ESTATE ADVISORY SERVICES, INC.

By: /s/ Patricia Del Rosso

Its: Vice President

THE INLAND PROPERTY MANAGEMENT

GROUP, INC.

By: /s/ Warren W. Jarog

Its: Secretary

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.

By: /s/ D. Scott Carr

Its: President

THE INLAND GROUP, INC.,

By: /s/ Daniel L. Goodwin

Its: President

for the purposes of Section 9.5, guarantying the representations and warranties, covenants and obligations of TIPMG.

629309.9